Exhibit 10.1
LEAR CORPORATION
LONG-TERM STOCK INCENTIVE PLAN
MANAGEMENT STOCK PURCHASE PLAN
Restricted Stock Unit Reallocation Program
SUPPLEMENT TO MANAGEMENT STOCK PURCHASE PLAN
TERMS AND CONDITIONS
This Supplement to Management Stock Purchase Plan Terms and Conditions (the “Supplement”) constitutes an amendment to:
•	the 2006 Management Stock Purchase Plan Terms and Conditions (the “2006 Tranche”);

•	the 2007 Management Stock Purchase Plan Terms and Conditions (the “2007 Tranche”); and

•	the 2008 Management Stock Purchase Plan Terms and Conditions (the “2008 Tranche”).
This document constitutes the consolidation into a single document of separate supplements, one for each Tranche, and the Supplement is to be applied separately and independently for each Tranche and solely with reference to that Tranche. By way of illustration, when the Supplement is applied to the 2008 Tranche, references to the Participant’s “RSU Account” mean his or her RSU Account in the 2008 Tranche only.
1.	Definitions. The following terms have the meanings set forth below. Any term capitalized herein but not defined below has the meaning set forth in the Lear Corporation Long-Term Stock Incentive Plan (the “Plan”).
(a)	“Deferral Election Amount” means the amount of bonus and salary covered by a Participant’s deferral election.

(b)	“Deferred Cash” means an amount credited to a Participant’s Deferred Cash Account.

(c)	“Deferred Cash Account” means the bookkeeping account to which Deferred Cash is credited.

(d)	“Deferred Cash Election Percentage” means the percentage (0%, 25%, or 50%) of the RSU Account that the Participant elects to convert into Deferred Cash pursuant to a Reallocation Election.

(e)	“Earned Portion” of the Deferred Cash Account of a Participant who separates from service during 2008 means:
(i)	for the 2006 and 2007 Tranches, 100% of the Deferred Cash Account; and

(ii)	for the 2008 Tranche, the Deferred Cash Account balance multiplied by Paid-Up Ratio.

(f)	“Paid-Up Amount” of a Participant who separates from service during 2008 means the cumulative amount actually withheld to date from the Participant’s bonus and salary pursuant to the Participant’s Deferral Election. (This term is used for the 2008 Tranche only.)

(g)	“Paid-Up Ratio” of a Participant who separates from service during 2008 means the ratio of the Paid-Up Amount to the Deferral Election Amount. (This term is used for the 2008 Tranche only.)

(h)	“Reallocation Date” means [first business day after expiration of the offer to exchange].

(i)	“Reallocation Date Account Value” means the Reallocation Date RSU Balance multiplied by the Reallocation Date Share Value.

(j)	“Reallocation Date RSU Balance” means the Restricted Stock Units credited to the Participant’s Account as of the Reallocation Date (immediately prior to any reallocation).

(k)	“Reallocation Date Share Value” means the Fair Market Value of a Share on the Reallocation Date.

(l)	“Reallocation Election” means an election pursuant to Section 2 to convert a portion of the RSU Account into Deferred Cash and/or a SAR.

(m)	“Reallocation Period” means the period beginning [commencement date of offer to exchange] and ending [expiration date of offer to exchange].

(n)	“RSU Account” means Restricted Stock Units credited to the Participant immediately prior to the Reallocation Date.

(o)	“SAR” means a Stock Appreciation Right having the terms and conditions set forth in Exhibit A hereto.

(p)	“SAR Election Percentage” means the percentage (0%, 25%, or 50%) of the RSU Account that the Participant elects to convert into a SAR pursuant to a Reallocation Election.

(q)	“Term Date” means:
(i)	March 14, 2009 for the 2006 Tranche;

(ii)	March 14, 2010 for the 2007 Tranche; and

(iii)	March 14, 2011 for the 2008 Tranche.
(r)	“Tranche” or “MSPP” means the 2006 Tranche, the 2007 Tranche, or the 2008 Tranche.

2.	Reallocation Election
(a)	Election. At his or her option, a Participant may irrevocably elect during the Reallocation Period to reallocate, in 25% increments, up to 50% of his or her RSU Account into Deferred Cash or a SAR.

(b)	Reallocation to Deferred Cash. Effective as of the Reallocation Date (i) there shall be debited from the Participant’s RSU Account the Deferred Cash Election Percentage of the Reallocation Date RSU Balance and (ii) there shall be credited to the Participant’s Deferred Cash Account the Deferred Cash Election Percentage of the Reallocation Date Account Value.

(c)	Reallocation to SAR. Effective as of the Reallocation Date (i) there shall be debited from the Participant’s RSU Account the SAR Election Percentage of the Reallocation Date RSU Balance, (ii) there shall be granted to the Participant a SAR covering a number of Shares equal to the SAR Election Percentage of the Reallocation Date Account Value multiplied by the SAR conversion ratio disclosed in the offering.

(d)	Effect on Restricted Stock Units. A Reallocation Election shall have no effect on the rights of the Participant with respect to the Restricted Stock Units remaining in his or her Account after the reallocation, or on the rights of a Participant who does not make a Reallocation Election.
3.	SAR. The terms of a Participant’s SAR are set forth in Exhibit A hereto.

4.	Interest Credits to Deferred Cash Account. Interest, compounded monthly, shall be credited to the Participant’s Deferred Cash Account from the Reallocation Date until payment of such account to the Participant. The rate of such interest shall be the average of the 10-year Treasury note rates, as reported by the Midwest edition of The Wall Street Journal, as of the first business day of each of the four calendar quarters preceding the year for which the interest is credited.

5.	Deferred Cash Payout.
(a)	Timing. A Participant shall receive a distribution in cash with respect to his or her Deferred Cash Account within 10 days of the earliest to occur of (i) the Participant’s termination of employment, (ii)the Term Date, or (iii) a Change in Control.

(b)	Amount.
(i)	During 2008. If the Participant’s termination of employment occurs during 2008, he or she shall be paid in cash within 10 days after such termination the Earned Portion of his or her Deferred Cash Account.

(ii)	After 2008. If the Participant’s termination of employment occurs after 2008, he or she shall be paid in cash within 10 days after such termination the entire balance in his or her Deferred Cash Account.

Exhibit A
LEAR CORPORATION
LONG-TERM STOCK INCENTIVE PLAN
MANAGEMENT STOCK PURCHASE PLAN
Restricted Stock Unit Reallocation Program
SAR Terms and Conditions
1.	Definitions. The following terms have the meaning set forth below. Any term capitalized herein but not defined below has the meaning set forth in the applicable Management Stock Purchase Plan Terms and Conditions, as amended by the Supplement thereto (the “MSPP”) or, to the extent not defined in the MSPP, the Lear Corporation Long-Term Stock Incentive Plan (the “Plan”).
(a)	“Accelerated Vesting Date” means the date prior to the Scheduled Vesting Date that is the later of (i) the end of the first 10-consecutive trading day period beginning after the Grant Date throughout which the Fair Market Value of a Share has equaled or exceeded 150% of the Grant Price, or (ii) the six-month anniversary of the Grant Date.

(b)	“Earned Portion” of the SAR Shares of a Participant who separates from service during 2008 means the number of SAR Shares multiplied by Paid-Up Ratio.

(c)	“Grant Date” means the Reallocation Date.

(d)	“Grant Price” means the Fair Market Value of a Share on the Grant Date.

(e)	“SAR Shares” means the Shares that are subject to the SAR.

(f)	“Scheduled Vesting Date” means:
(i)	March 14, 2009 for the 2006 Tranche;

(ii)	March 14, 2010 for the 2007 Tranche; and

(iii)	March 14, 2011 for the 2008 Tranche.
(g)	“Vesting Date” means the earlier of the Scheduled Vesting Date or the Accelerated Vesting Date.

2.	SAR Term. The term of the SAR (the “Term”) shall be the period commencing on the Grant Date and ending on the second anniversary of the Scheduled Vesting Date.

3.	Vesting and Exercisability.
(a)	Full Vesting. If the Participant remains continuously employed by the Company between the Grant Date and the Vesting Date, the SAR shall become fully vested on the Vesting Date.

(b)	Exercisability. To the extent vested, the SAR may be exercised in whole or in part at any time during the Term, except as otherwise provided in Sections 4, 5, and 6.

(c)	Forfeitures. The portion of a SAR that fails to vest or ceases to be exercisable shall be forfeited.
4.	Death, End of Service, Disability, or Involuntary Termination Without Cause.
(a)	During 2008. If the Participant ceases to be an employee during 2008 by reason of death, End of Service, Disability, or involuntary termination by the Company without Cause, the SAR shall vest with respect to the Earned Portion of his or her SAR Shares, and the SAR shall be exercisable with respect to such portion throughout the two-year period beginning on the termination date.

(b)	After 2008 and Before Vesting Date. If the Participant ceases to be an employee after December 31, 2008 and before the Vesting Date by reason of death, End of Service, Disability, or involuntary termination by the Company without Cause, the SAR shall become fully vested and shall be exercisable for the two-year period commencing on the Participant’s termination date (but not beyond the end of the Term).

(c)	On or After Vesting Date. If the Participant ceases to be an employee on or after the Vesting Date by reason of death, End of Service, Disability, or involuntary termination by the Company without Cause, the SAR shall become fully vested and shall be exercisable throughout the remainder of the Term.
5.	Voluntary Resignation.
(a)	During 2008. If the Participant ceases to be an employee during 2008 by reason of his or her voluntary resignation (other than an End of Service), the SAR shall become exercisable at such time on a Limited Basis with respect to 75% of the Earned Portion of the SAR Shares and shall remain exercisable on a Limited Basis through December 31, 2008. For purposes of this Section 5(a), “Limited Basis” means that the total amount payable with respect to the exercise of the SAR shall in no event exceed the SAR Election Percentage of the Paid-Up Amount.

(b)	After 2008 and Before Vesting Date. If the Participant ceases to be an employee after December 31, 2008 and before the Vesting Date by reason of his or her voluntary resignation, the SAR shall become exercisable at such time on a Limited Basis with respect to 75% of the Earned Portion of the SAR Shares and shall remain exercisable on a Limited Basis for the three-month period commencing on the Participant’s termination date. For purposes of this Section 5(b), “Limited Basis” means that the total amount payable with respect to the exercise of the SAR shall in no event exceed the SAR Election Percentage of the Deferral Election Amount.

(c)	On or After Accelerated Vesting Date and Prior to Scheduled Vesting Date. If the Participant ceases to be an Employee on or after the Accelerated Vesting Date and Prior to the Scheduled Vesting Date by reason of his or her voluntary resignation, the SAR shall remain fully exercisable throughout the three-month period beginning on the termination date.

(d)	On or After Scheduled Vesting Date. If the Participant ceases to be an Employee on or after the Scheduled Vesting Date by reason of his or her voluntary resignation, the SAR shall remain fully exercisable throughout the remainder of the Term.
6.	Termination for Cause.
(a)	During 2008. If the Participant’s employment is terminated for Cause during 2008, the SAR shall become exercisable at such time on a Limited Basis with respect to 75% of the Earned Portion of the SAR Shares and shall remain exercisable on a Limited Basis through December 31, 2008. For purposes of this Section 6(a), “Limited Basis” means that the total amount payable with respect to the exercise of the SAR shall in no event exceed the SAR Election Percentage of the Paid-Up Amount.

(b)	After 2008 and Before Vesting Date. If the Participant’s employment is terminated for Cause after December 31, 2008 and before the Vesting Date, the SAR shall become exercisable at such time on a Limited Basis with respect to 75% of the Earned Portion of the SAR Shares and shall remain exercisable on a Limited Basis for the three-month period commencing on the Participant’s termination date. For purposes of this Section 6(b), “Limited Basis” means that the total amount payable with respect to the exercise of the SAR shall in no event exceed the SAR Election Percentage of the Deferral Election Amount.

(c)	On or After Vesting Date. If the Participant’s employment is terminated for Cause on or after the Vesting Date, the SAR shall remain fully exercisable throughout the three-month period beginning on the termination date.
7.	Change in Control. Notwithstanding anything to the contrary herein, in the event of a Change in Control occurring before the Scheduled Vesting Date, the SAR of a Participant who was employed by the Company immediately before the Change in Control shall be fully vested and exercisable upon the Change in Control and shall remain exercisable throughout the remainder of the Term.
8.	Exercise of SAR.
(a)	To the extent vested and exercisable, the SAR may be exercised in whole at any time or in part from time to time as to any or all full Shares under the SAR by written notice to the Company indicating the number of SAR Shares as to which the SAR is being exercised. Notwithstanding the foregoing, the SAR may not be exercised for fewer than 100 Shares at any one time or, if fewer, all the Shares that are then subject to the SAR, to the extent vested.

(b)	Any amount due to the Participant upon exercise of the SAR shall be paid in cash and shall be based on the amount, if any, by which the Fair Market Value of a Share on the date of exercise exceeds the Grant Price (except as provided in Sections 5 and 6 in circumstances where the SAR is exercisable only on a Limited Basis). The Participant shall not receive a distribution if the Fair Market Value of a Share on the date of exercise does not exceed the Grant Price. The Participant’s distribution of cash upon exercise of the SAR shall be the aggregate dollar difference between the Fair Market Value of a Share on the date of exercise and the Grant Price for all Shares with respect to which the SAR is so exercised (except as provided in Sections 5 and 6 in circumstances where the SAR is exercisable only on a Limited Basis); provided that the amount delivered to Participant shall be subject to applicable withholding taxes.
9.	Transferability of SAR. This SAR is transferable only by will or the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). The SAR shall be exercisable during the Participant’s lifetime only by the Participant or by his or her guardian or legal representative. The Committee may, in its discretion, require a guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to exercise the SAR on behalf of the Participant.

10.	Securities Law Requirements.
(a)	This SAR shall not be exercisable in whole or in part, if exercise may, in the opinion of counsel for the Company, violate the 1933 Act (or other federal or state statutes having similar requirements), as it may be in effect at that time, or cause the Company to violate the terms of Section 4.1 of the Plan.

(b)	The SAR is subject to the further requirement that if at any time the Committee determines in its discretion that the registration, listing or qualification of the Shares subject to the SAR under any federal securities law, securities exchange requirements or under any other applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of the SAR, the SAR may not be exercised in whole or in part, unless the necessary registration, listing, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(c)	With respect to individuals subject to Section 16 of the Exchange Act, transactions under this SAR are intended to comply with all applicable conditions of Rule 16b-3, or its successors under the Exchange Act. To the extent any provision of the SAR or action by the Committee fails to so comply, the Committee may determine, to the extent permitted by law, that the provision or action shall be null and void.
11.	No Obligation to Exercise SAR. The granting of the SAR imposes no obligation upon the Participant (or upon a transferee of an Participant) to exercise the SAR.

12.	No Limitation on Rights of the Company. The grant of the SAR shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

13.	Plan and SAR Not a Contract of Employment. Neither the Plan nor this SAR is a contract of employment, and no terms of employment of the Participant shall be affected in any way by the Plan, this SAR or related instruments except as specifically provided therein. Neither the establishment of the Plan nor this SAR shall be construed as conferring any legal rights upon the Participant for a continuation of employment, nor shall it interfere with the right of the Company or any Affiliate to discharge the Participant and to treat him or her without regard to the effect that treatment might have upon him or her as an Participant.

14.	Participant to Have No Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any Shares subject to the SAR.

15.	No Deferral Rights. Notwithstanding anything in Article 12 of the Plan to the contrary, there shall be no deferral of payment, delivery or receipt of any amounts hereunder.

16.	Additional Payment in Limited Circumstances. This paragraph applies solely to a Participant (an “Applicable Participant”) whose employment terminates on or before December 31, 2008 for any reason other than (i) a voluntary termination that is neither (x) an End of Service nor (y) a termination for “good reason” as defined in the Participant’s employment agreement; or (ii) a termination by the Company without Cause. In the event that any payment made after December 31, 2008 to an Applicable Participant pursuant to such Participant’s exercise of the SAR (the “Post-2008 SAR Exercise Proceeds”) is determined to be subject to the interest and tax imposed by Code Section 409A(a)(1)(B) or any interest or penalties with respect to such tax (collectively, the “Section 409A Tax”), the Company shall pay the Participant, within 30 days after the Section 409A Tax is paid, an additional amount (the “Section 409A Gross-Up Payment”) such that the net amount the Participant retains, after paying the Section 409A Tax and any federal, state or local income or other applicable taxes with respect to the Section 409A Gross-Up Payment, is equal to the amount the Participant would have received if the Section 409A Tax had not applied to the Post-2008 SAR Exercise Proceeds. For purposes of determining the amount of the Section 409A Gross-Up Payment, if any, the Participant shall be deemed to pay Federal income tax at the highest marginal rate of Federal income taxation in the calendar year in which the Post-2008 SAR Exercise Proceeds are paid, and applicable state and local income taxes at the highest marginal rate of taxation on the date the Post-2008 SAR Exercise Proceeds are paid, net of the maximum reduction in Federal income taxes that could be obtained from deduction of such state and local taxes. The Participant and the Applicable Participant shall reasonably cooperate with each other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Section 409A Tax with respect to the Payments and the Participant shall, if reasonably requested by the Company, contest any obligation to pay a Section 409A Tax. If, as a result thereof, the Participant receives a tax refund or credit for any Section 409A Tax previously paid with respect to the Post-2008 SAR Exercise Proceeds, the Participant shall return to the Company an amount equal to such refund or credit.

17.	Notice. Any notice or other communication required or permitted hereunder must be in writing and must be delivered personally, or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or, if mailed, three days after the date of deposit in the United States mail, in the case of the Company to 21557 Telegraph Road, P. O. Box 5008, Southfield, Michigan, 48086-5008, Attention: General Counsel and, in the case of the Participant, to the last known address of the Participant in the Company’s records.

18.	Governing Law. This document and the SAR shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, determined without regard to its conflict of law rules.

19.	Plan Documents Control. The rights granted under this SAR document are in all respects subject to the provisions of the MSPP and the Plan to the same extent and with the same effect as if they were set forth fully herein. If the terms of this document or the SAR conflict with the terms of the MSPP or the Plan document, the terms of the MSPP and the Plan document shall control.